UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 29, 2003

OSI SYSTEMS, INC.

(Exact name of registrant specified in charter)

CALIFORNIA	000-23125	330238801
(State of incorporation)	(Commission File Number)	(IRS Employer
		Identification No.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(Address of principal executive offices) (zip code)

(310) 978-0516

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12).

Pursuant to Securities and Exchange Commission Release No. 33-8126, the following information, that is required to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 29, 2003, OSI Systems, Inc. (the “Company”) issued a news release on the subject of third quarter consolidated earnings as set forth below.

On May 2, 2003, the Company issued a news release on the subject of third quarter consolidated earnings as set forth below.

FINAL

For Further Information

OSI Systems, Inc.

12525	Chadron Ave.
Hawthorne,	CA 90250
(310)	349-2245
Contact:	Sanjay Sabnani

OSI Systems Q3 Results to Exceed Analyst Estimates for Revenues and EPS, Before GAAP

Adjustment for Market Value of Strategic Equity Investment

•	Record third quarter revenue expected to be approximately $51 million versus analysts’ estimate of $47 million and compared to $32 million for the fiscal third quarter of last year

Hawthorne, CA, April 29, 2003—OSI Systems, Inc. (Nasdaq: OSIS) today announced that revenues for the quarter ended March 31, 2003 are expected to be approximately $51 million versus analysts’ estimates of $47 million. Also, the company expects its diluted earnings per share for the quarter ended March 31, 2003, excluding a pre-tax charge of $1 million for the reduction in market value of a previously disclosed strategic equity investment in a publicly traded biometric company, to be $0.28 to $0.29, versus analysts’ estimates of $0.27. Including the resulting charge of approximately $0.05 per share, the diluted earnings per share for the quarter are expected to be $0.23 to $0.24. OSI Systems will announce third quarter earnings after market close on Friday, May 2, 2003.

About OSI Systems Inc.

OSI Systems Inc. is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. The company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in four specific growth areas: OEM Manufacturing, Security, Medical and Fiber Optics. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties including those risks detailed in the company’s Securities and Exchange Commission filings that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies’ pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues; and a change in the demand for security systems based upon the ever changing domestic and international political climate.

# # #

FINAL

For Further Information:

OSI Systems, Inc.

12525	Chadron Avenue
Hawthorne,	CA 90250
(310)	349-2245
Contact:	Sanjay Sabnani

For Immediate Release

OSI Systems Reports Record Revenues for 2003 Fiscal Third Quarter

•	Revenues increased 58.5% from year ago period to $50.9 million
•	Net income increased 57.2% from year ago period to $3.6 million
•	Homeland Security Secretary Tom Ridge Views Gamma Portal Inspection System at Otay Mesa Border
•	Metal Detector Subsidiary Receives TSA Certification for US Airport Deployment

Hawthorne, CA, May 2, 2003—OSI Systems, Inc. (Nasdaq: OSIS) today announced revenues and earnings for its third fiscal quarter and nine months ended March 31, 2003.

The Company’s revenues for the third quarter of fiscal 2003 were $50.9 million, compared to $32.1 million in the same quarter last year, an increase of 58.5%. Net income for the third quarter was $3.6 million compared to $2.3 million in the same quarter last year, an increase of $1.3 million or 57.2%. Diluted earnings per share for the third quarter of fiscal 2003 was $0.24 on 15.0 million shares compared to $0.17 on 13.4 million shares in the same quarter last year. Excluding the impact of a pre-tax charge of $1 million for the reduction in market value of a previously disclosed strategic equity investment totaling $1.75 million in a publicly traded biometric company, pro-forma net income for the third quarter of fiscal 2003 was $4.3 million, compared to $2.3 million in the same quarter last year, an increase of $2.0 million or 88.9%. Excluding the pre-tax charge, pro-forma diluted earnings per share for the third quarter of fiscal 2003 was $0.29 on 15.0 million shares compared to $0.17 on 13.4 million shares in the same quarter last year.

For the nine months ended March 31, 2003, the Company’s revenues were $131.7 million compared to $88.6 million in the year-ago nine month period ended March 31, 2002. This represents an increase of $43.1 million or 48.6%. Net income for the nine months ended March 31, 2003 was $10.6 million or $0.73 per diluted share compared to net income for the first three quarters of prior year of $4.0 million or $0.37 per diluted share. Excluding the impact of a pre-tax charge of $1 million for the reduction in market value of a previously disclosed strategic equity investment in a publicly traded biometric company in the third quarter and a previously disclosed pre-tax charge of $608,000 for the write off of deferred acquisition costs in the second quarter, the pro-forma net income for the first three quarters of the current year increased to $11.7 million or pro-forma diluted earnings per share of $0.81 compared to net income for the first three quarters of the prior year of $4.0 million or $0.37 per diluted share.

Additionally, management provided guidance of $91-93 million in revenues for the six month period ending September 30, 2003 and reaffirmed guidance for this fiscal year ending June 30, 2003 of $175 million in revenues and an earnings per share of $1.01, including the acquisition-related charge in the second quarter of $0.03 per share and the investment write off in the third quarter of $0.05 per share.

Pro-forma net income and EPS information have been provided for assistance in making comparisons to historical results and previously issued guidance for the fiscal year 2003. A detailed reconciliation of GAAP net income and EPS results with pro-forma net income and EPS results has been provided in the tables that follow.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, commented, “We continue to demonstrate solid results because of worldwide demand for our security products. This is despite the fact that both the Iraq conflict and SARS epidemic have occurred during this last fiscal period, causing a global slow-down in capital spending.”

Chopra continued, “Additionally, we were honored to have Governor Tom Ridge, Secretary for Homeland Security, view a demonstration of our Gamma Inspection Portal during his recent April visit to the U.S.-Mexican border at Otay Mesa. The installation was provided to the Mexican Government by Rapiscan as a demonstration of our advanced technology. Both President Bush and Secretary Ridge have highlighted the need for collaborative inspection at our nation’s extensive borders.”

“We are pleased to report that the TSA has certified our M200HDS walk through metal detector for use in passenger screening at U.S. airports,” said Ajay Mehra, President of OSI Systems Security Group. “This, combined with our existing certification for TRX carry-on baggage inspection systems makes us the only TSA vendor to offer both these capabilities.”

OSI Systems, Inc. will webcast the live earnings call over the Internet at 1:30 p.m. PT, today. To listen, please log on www.companyboardroom.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.companyboardroom.com.

A telephonic replay of the call will also be available from 3:30pm Pacific Time on May 2 to 3:30pm Pacific Time on May 4 and may be accessed by calling 800-633-8284 and entering the conference call identification number 21143014.

About OSI Systems Inc.

OSI Systems Inc. is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. The company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in four specific growth areas: OEM Manufacturing, Security, Medical and Fiber Optics. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

”Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties including those risks detailed in the company’s Securities and Exchange Commission filings that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies’ pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues; and a change in the demand for security systems based upon the ever changing domestic and international political climate.

###

(financial data to follow)

AMORTIZATION IMPACT OF ADOPTION OF SFAS NO. 142

"GOODWILL AND OTHER INTANGIBLE ASSETS"

(in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2003	2002	2003	2002
Operating income:
As reported	$5,918	$3,113	$16,035	$5,741
Add back amortization of goodwill	—	101	—	303

Adjusted operating income	$5,918	$3,214	$16,035	$6,044

Net income:
As reported	$3,607	$2,295	$10,568	$3,990
Add back amortization of goodwill, net of tax	—	101	—	303

Adjusted net income	$3,607	$2,396	$10,568	$4,293

Diluted earnings per share:
As reported	$0.24	$0.17	$0.73	$0.37
Add back amortization of goodwill, net of tax	—	0.01	—	0.03

Adjusted diluted earnings per share	$0.24	$0.18	$0.73	$0.40

RECONCILIATION OF GAAP NET INCOME AND

EPS WITH PROFORMA NET INCOME AND EPS

(in thousands, except share and per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2003	2002	2003	2002
GAAP Net Income	$3,607	$2,295	$10,568	$3,990
Add
Write off of deferred acquisition costs ( net of tax)	—	—	432	—
Write-off of equity investment (net of tax)	728	—	728	—

Proforma net income	$4,335	$2,295	$11,728	$3,990

GAAP Diluted earnings per share	$0.24	$0.17	$0.73	$0.37
Add
Write off of deferred acquisition costs ( net of tax)	—	—	0.03	—
Write-off of equity investment (net of tax)	0.05	—	0.05	—

Proforma Diluted earnings per share	$0.29	$0.17	$0.81	$0.37

Weighted average shares outstanding assuming dilution	15,002,341	13,387,798	14,398,684	10,860,778

OSI SYSTEMS INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2003	2002	2003	2002
Revenues	$50,946	$32,134	$131,720	$88,633
Cost of goods sold	34,852	21,721	88,159	62,342

Gross profit	16,094	10,413	43,561	26,291
Operating expenses:
Selling, general and administrative	7,474	5,493	21,064	15,385
Research and development	2,702	1,706	6,462	4,862
Goodwill amortization		101		303

Total operating expenses	10,176	7,300	27,526	20,550

Income from operations	5,918	3,113	16,035	5,741
Interest (income) expense, net	(203)	(180)	(584)	51
Write-off of deferred acquisition costs	—		608
Write-off of equity Investment	1,026		1,026

Income before provision for income taxes and minority interest	5,095	3,293	14,985	5,690
Provision for income taxes	1,447	933	4,332	1,635

Income before minority interest	3,648	2,360	10,653	4,055
Minority interest	(41)	(65)	(85)	(65)

Net Income	$3,607	$2,295	$10,568	$3,990

Net income available to common shareholders	$3,607	$2,295	$10,568	$3,990

Diluted earnings per share	$0.24	$0.17	$0.73	$0.37

Weighted average shares outstanding assuming dilution	15,002,341	13,387,798	14,398,684	10,860,778

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	June 30, 2002
Cash and cash equivalents	$70,965	$67,604
Marketable securities	20,269	539
Accounts receivable, net of allowance for doubtful accounts	41,027	38,812
Inventory	49,201	36,512
Other current assets	9,099	6,662

Total current assets	190,561	150,129
Non current assets	43,806	25,229

Total	$234,367	$175,358

Bank lines of credit	$29	$—
Current portion of long-term debt	2,625	2,625
Other current liabilities	54,634	31,873

Total current liabilities	57,288	34,498
Long-term debt	2,481	4,463
Other long term liabilities	599	584
Minority interest	164	79
Shareholders' equity	173,835	135,734

Total	$234,367	$175,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

	By:	/s/ VICTOR SZE
Date: May 6, 2003		Victor Sze Secretary and General Counsel